                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 18, 1997


                         Commission File Number: 1-12546



                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)



         MARYLAND                                     33-0577520
 (State of Incorporation)                (I.R.S. Employer Identification No.)


        4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA 92660-2002
          (Address of principal executive offices, including zip code)

                                  714-223-5000
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

Pacific Gulf Properties Inc. (the "Company") completed or anticipates completing the following property acquisitions:

New Acquisition

On July 18, 1997, the Company purchased five industrial/distribution properties containing approximately 1,532,000 leasable square feet located in California markets where the Company has existing management. The properties are as follows: Chino Distribution Center containing 302,000 leasable square feet located in Chino, California; Downey Distribution Center containing 289,000 leasable square feet located in Downey, California; Fontana Industrial/ Distribution Center containing 381,000 leasable square feet located in Fontana, California; Rancho Bernardo Business Center containing 344,000 leasable square feet, located in Rancho Bernardo, California; and Warm Springs Industrial Park containing 344,000 leasable square feet located in Fremont, California (collectively, referred to as the "AEW/Lincoln Properties"). The properties were purchased from Lincoln Pacific Industrial Fund, a real estate opportunity fund controlled by AEW/Lincoln Properties partnership, for a total consideration of $67,308,000. The Company plans to spend $896,000 in capital expenditures over the next five years related to the properties. The Company funded the purchase with $41,625,000 in borrowings under an unsecured $70 million credit facility established by the Company in June 1997 for acquisition purposes (the "Acquisition Facility"), and $12,000,000 in borrowings under the Company's revolving line of credit together with $10,000,000 in net proceeds from the issuance of 470,588 Class B Senior Cumulative Convertible preferred stock shares and available cash.

Probable Acquisition

On November 6, 1996, the Company entered into an agreement to purchase a warehouse/distribution facility containing 360,320 leasable square feet located in San Diego, California (the "San Diego Distribution Center"). The Company will purchase the San Diego Distribution Center from The Vons Companies, Inc., a food/grocery store chain, for a total consideration of $17,100,000. The Company plans to spend approximately $2,350,000 in capital expenditures to rehabilitate the property which has had no rental operations prior to the Company's proposed purchase. It is anticipated the acquisition will be completed with proceeds remaining from the Company's public offering of 2,100,000 shares of Common Stock consummated in June 1997.

This probable acquisition remains subject to certain conditions to closing. Accordingly, there can be no assurance that the acquisition will be consummated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      See Index to Financial Statements attached hereto.

         (b)      Exhibits

                  10.1 Acquisition Agreement and related Amendments between Pacific Gulf Properties Inc. and the AEW/Lincoln Properties Partnership.

                  23.1     Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.



/s/  Donald G. Herrman
--------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary



Dated:  July 31, 1997
--------------------------------------

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                         Page
                                                                                         ----
Pro Forma Financial Information (Unaudited)................................................5

Pro Forma Condensed Consolidated Statement of Operations for the
         Three Months Ended March 31, 1997.................................................6

Pro Forma Condensed Consolidated Statement of Operations for the
         Year Ended December 31, 1996......................................................7

Notes to Pro Forma Condensed Consolidated Financial Statements.............................8

AEW LINCOLN PROPERTIES

Report of Independent Auditors............................................................24

Combined Statement of Revenues and Certain Expenses for the Year Ended
         December 31, 1996 and the Three Months Ended March 31, 1997 (Unaudited)..........25

Notes to Combined Statement of Revenues and Certain Expenses..............................26

                          PACIFIC GULF PROPERTIES, INC.

                 Pro Forma Condensed Consolidated Balance Sheet

                                 March 31, 1997
                                   (Unaudited)
                             (dollars in thousands)

                                                                            As Adjusted
                                                                              Before
                                             Company                         Property         Property         Company
                                           Historical      Adjustments     Acquisitions     Acquisitions      Pro Forma
                                          --------------------------------------------------------------------------------
ASSETS
Real estate, net
     Operating properties                   $ 389,996     $ 25,000 (A)       $ 414,996     $ 67,308 (E)       $ 482,304

     Properties under development                   -       12,250 (B)          12,250       17,100 (F)          29,350
Cash and cash equivalents                       7,302         (250)(B)          22,152       (2,721)(E)           2,331
                                                            (2,000)(C)                      (17,100)(F)
                                                            (1,250)(A)
                                                            18,350 (D)
Accounts receivable                             1,506         -                  1,506           -                1,506
Other assets                                    8,026        1,250 (A)           9,276           -                9,276
                                          --------------------------------------------------------------------------------
                                            $ 406,830     $ 53,350           $ 460,180     $ 64,587           $ 524,767
                                          ================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Loans payable                               $ 183,406     $ (7,000)(C)       $ 195,506     $     -            $ 195,506
                                                            19,100 (A)
Revolving line of credit                       12,483      (11,240)(D)           1,243       12,000 (E)          13,243
Acquisition facility                                -       12,000 (B)               -       41,625 (E)          41,625
                                                           (12,000)(D)
Accounts payable and accrued liabilities        5,870           -                5,870          962 (E)           6,832
Dividends payable                               4,972           -                4,972           -                4,972
Convertible subordinated debentures            13,109           -               13,109           -               13,109
                                          --------------------------------------------------------------------------------
                                              219,840          860             220,700       54,587             275,287
Minority interest in consolidated
     partnerships                               3,518        5,900 (A)           9,418           -                9,418


Shareholders' equity
     Preferred stock                                -            3 (C)               3            5 (E)               8
                                                                -
     Common shares                                122           21 (D)             143           -                  143
                                                                -
     Outstanding restricted stock                (836)          -                 (836)          -                 (836)
                                                                -
     Additional paid-in capital               203,370        4,997 (C)         249,936        9,995 (E)         259,931
                                                            41,569 (D)
     Distributions in excess of earnings      (19,184)          -              (19,184)          -              (19,184)
                                          --------------------------------------------------------------------------------
                                              183,472       46,590             230,062       10,000             240,062
                                          ================================================================================
                                            $ 406,830     $ 53,350           $ 460,180     $ 64,587           $ 524,767
                                          ================================================================================

The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                    For the Three Months Ended March 31, 1997
                                   (Unaudited)
                             (dollars in thousands)

                                                                        As Adjusted
                                                                          Before
                                          Company                        Property       Property         Company
                                        Historical      Adjustments    Acquisitions   Acquisitions      Pro Forma
                                      --------------------------------------------------------------------------------
REVENUES
Rental income
     Industrial properties               $     7,232    $  243(G)         $ 7,475      $1,732(P)        $     9,207
     Multifamily properties                    7,581       908(K)           8,489          -                  8,489
                                      --------------------------------------------------------------------------------
                                              14,813     1,151             15,964       1,732                17,696

EXPENSES
Rental property expenses
     Industrial properties                     1,817        86(G)           1,903         340(P)              2,243
     Multifamily properties                    2,918       318(K)           3,236          -                  3,236
                                      --------------------------------------------------------------------------------
                                               4,735       404              5,139         340                 5,479
Depreciation                                   2,356        79 (H)          2,548         334(S)              2,882
                                                           113 (L)
Interest                                       3,952      (144)(I)          3,928       1,005(Q)              4,933
                                                           334 (M)
                                                          (214)(N)
General and administrative                       688        -                 688          -                    688
Minority interest in earnings                      -        77 (O)             77          -                     77
                                      --------------------------------------------------------------------------------

NET INCOME                                     3,082       502              3,584          53                 3,637

Preferred dividend requirements                    -      (115)(J)           (115)       (200)(R)              (315)
                                      ================================================================================

INCOME AVAILABLE TO COMMON
     SHAREHOLDERS                        $     3,082    $  387            $ 3,469      $ (147)          $     3,322
                                      ================================================================================
WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING (X)                      11,533,865                                                     14,211,197
                                      ================                                               =================
NET INCOME PER
     COMMON SHARE                        $      0.27                                                    $      0.23
                                      ================                                               =================


The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                      For the Year Ended December 31, 1996
                                   (Unaudited)
                  (dollars in thousands, except per share data)


                                                                      As Adjusted
                                                                        Before
                                     Company                           Property        Property          Company
                                    Historical       Adjustments     Acquisitions    Acquisitions       Pro Forma
                                 -------------------------------------------------------------------------------------
REVENUES
Rental income
     Industrial properties          $    20,783     $  8,084 (T)        $ 28,867     $  6,811 (P)       $    35,678
     Multifamily properties              29,104          918 (T)          33,574           -                 33,574
                                                       3,552 (K)               -                                  -
                                 -------------------------------------------------------------------------------------
                                         49,887       12,554              62,441        6,811                69,252
EXPENSES
Rental property expenses
     Industrial properties                5,308        2,328 (T)           7,636        1,332 (P)             8,968
     Multifamily properties              11,554          542 (T)          13,439           -                 13,439
                                                       1,343 (K)               -
                                 -------------------------------------------------------------------------------------
                                         16,862        4,213              21,075        1,332                22,407
Depreciation                              8,236        1,062 (U)           9,749        1,338 (S)            11,087
                                                         451 (L)               -
Interest                                 18,411        1,361 (V)          15,783        4,022 (Q)            19,805
                                                       1,337 (M)
                                                      (3,892)(W)
                                                        (578)(I)
                                                        (856)(N)
General and administrative                2,974           -                2,974           -                  2,974
Minority interest in earnings                 -          227 (O)             227           -                    227
                                 -------------------------------------------------------------------------------------
NET INCOME                                3,404        9,229              12,633          119                12,752
Preferred dividends                           -         (459)(J)            (459)        (800)(R)            (1,259)
                                 =====================================================================================
INCOME AVAILABLE TO COMMON
     SHAREHOLDERS (Y)(Z)            $     3,404     $  8,770            $ 12,174     $   (681)          $    11,493
                                 =====================================================================================
WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING (X)                  6,340,748                                                          14,177,925
                                 =================                                                   =================
NET INCOME PER
     COMMON SHARE                   $       .54                                                         $      0.81
                                 =================                                                   =================


The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


NOTE 1.  BASIS OF PRESENTATION

Pacific Gulf Properties Inc. (the "Company") was formed in 1993 and completed its initial public offering in February 1994. On July 18, 1997 the Company acquired five industrial/distribution properties containing approximately 1,532,000 leasable square feet located in California markets where the Company has existing management. The properties are as follows: Chino Distribution Center containing 302,000 leasable square feet located in Chino, California; Downey Distribution Center containing 289,000 leasable square feet located in Downey, California; Fontana Industrial/Distribution Center containing 381,000 leasable square feet located in Fontana, California; Rancho Bernardo Business Center containing 344,000 leasable square feet located in Rancho Bernardo, California and Warm Springs Industrial Park containing 344,000 leasable square feet located in Fremont, California (collectively, these five industrial/ distribution properties are referred to as the "AEW/Lincoln Properties"). In addition, the Company anticipates that it will acquire a warehouse/distribution facility (San Diego Distribution Center containing approximately 360,000 leasable square feet located in San Diego, California (the "Probable Acquisition").

The accompanying condensed pro forma financial statements of the Company have been adjusted to reflect the effect of purchasing the AEW/Lincoln Properties and the Probable Acquisition (collectively, the "Property Acquisitions"). Additionally, these pro forma financial statements have been further adjusted to reflect the effect of certain transactions reported on previous 8-K filings which the Company consummated during the periods reported herein or subsequent to March 31, 1997.

The Company's pro forma condensed consolidated balance sheet as of March 31, 1997 is based on the unaudited historical financial statements of the Company and has been adjusted to reflect the following transactions completed by the Company subsequent to March 31, 1997 as if they had occurred as of March 31, 1997: (i) the purchase of the following two properties with proceeds from a $70 million unsecured credit facility established by the Company for acquisition purposes (the "Acquisition Facility"): (a) Algona Distribution Center, a warehouse/distribution facility located in Algona, Washington, and (b) a 12.8-acre land parcel located in Lake Forest, California for the development of a multitenant industrial complex that will contain approximately, based on present plans, 203,500 leasable square feet; (ii) the issuance of 270,270 shares of Class A Preferred Stock in April 1997; (iii) the repayment of certain indebtedness totaling $7,000 which matured subsequent to March 31, 1997; (iv) the purchase of a controlling general partner interest in two partnerships that own two active senior apartment communities located in Escondido, California (Terrace Gardens Apartments containing 225 apartment units, and Morning View Terrace Apartments containing 325 apartment units); (v) the repayment of

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


borrowings under the Acquisition Facility to purchase the Algona Distribution Center and the land parcel located in Lake Forest; (vi) and the completion of a public offering of 2,131,700 shares of the Company's Common Stock consummated in June 1997 (the "June 1997 Common Stock Offering"); (vii) the purchase of the AEW/Lincoln Properties utilizing borrowings under the Acquisition Facility, the revolving line of credit and proceeds from the issuance of 470,588 shares of Class B preferred stock and (viii) the purchase of the Probable Acquisition utilizing proceeds from the June 1997 Common Stock Offering.

The Company's pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is based on the historical financial statements of the Company and has been adjusted to reflect the effect of the following transactions completed by the Company during the reported periods or subsequent to March 31, 1997 as if the transactions had occurred as of the beginning of the period presented: (i) the purchase completed by the Company in March 1996 of an industrial property containing approximately 189,000 leasable square feet located in Garden Grove, California (the "Pacific Gulf Business Park"); (ii) the purchase of nine industrial properties containing approximately 1,400,000 leasable square feet located in California completed by the Company during June and July 1996 (the "1996 Industrial Acquisitions") utilizing proceeds from a public offering of 2,435,481 shares of the Company's Common Stock consummated in May 1996 (the "May 1996 Common Stock Offering"); (iii) the completion of the May 1996 Common Stock Offering and the establishment of an acquisition line of credit for the purchase of the nine 1996 Industrial Acquisitions; (iv) the sale of a 14.3-acre parcel and a 56,000 square foot building in August 1996 to an existing tenant at Baldwin Industrial Park pursuant to purchase options contained in the existing tenant's lease (the "Tenant Sale"); (v) the exchange of $42,069 aggregate principal amount of the Company's 8.375% Convertible Subordinated Debentures due 2001 (the "Debentures") for 2,440,002 shares of the Company's Common Stock completed on December 26, 1996 pursuant to the Company's offer to exchange such Debentures filed with the Securities and Exchange Commission in a registration statement dated December 11, 1996 (the "Debenture-for-Stock Exchange"); (vi) the acquisition of two additional properties in late 1996: (a) an industrial property containing approximately 186,000 square feet located in San Diego, California in October 1996, and (b) a 165-unit multifamily community located in Ontario, California in November 1996 (collectively, the "Other 1996

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


Acquisitions"); (vii) the purchase of three warehouse/distribution facilities in Washington and California, respectively, during January 1997 containing an aggregate of 521,000 leasable square feet ("1997 Industrial Acquisitions") funded by the proceeds of a public offering of 2,300,000 shares of the Company's Common Stock consummated in January 1997 (the "January 1997 Common Stock Offering"); (viii) the completion of the January 1997 Common Stock Offering;
(ix) the purchase of a warehouse/distribution facility containing approximately 570,000 leasable square feet located in Woodland, California ("Woodland Distribution Center") completed in March 1997; (x) the repayment of certain indebtedness totaling $7,000 which matured subsequent to March 31, 1997; (xi) the purchase of the Algona Distribution Center and the land parcel in Lake Forest, California subsequent to March 31, 1997 with proceeds from the Acquisition Facility; and (xii) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisition, to repay borrowings under the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit; (xiii) the purchase of the AEW/Lincoln Properties with borrowings under the Acquisition Facility, the revolving line of credit and proceeds from the issuance of 470,588 shares of Class B preferred stock and (xiv) the purchase of the Probable Acquisition utilizing proceeds from the June 1997 Common Stock Offering.

The Company's pro forma condensed consolidated statement of operations for the three months ended March 31, 1997 is based on the historical financial statements of the Company and has been adjusted to reflect the effect of the following transactions completed by the Company during the reported periods or subsequent to March 31, 1997 as if the transactions had occurred as of the beginning of the period presented: (i) the purchase of the 1997 Industrial Acquisitions; (ii) the completion of the January 1997 Common Stock Offering;
(iii) the purchase of the Woodland Distribution Center completed in March 1997;
(v) the repayment of certain indebtedness totaling $7,000 which matured subsequent to March 31, 1997; (vi) the purchase of the Algona Distribution Center and the land parcel in Lake Forest, California subsequent to March 31, 1997 with proceeds from the Acquisition Facility; and (vii) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisition, to repay borrowings under the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit;

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


(viii) the purchase of the AEW/Lincoln Properties utilizing borrowings under the Acquisition Facility, the revolving line of credit and proceeds from the issuance of 470,588 shares of Class B preferred stock and (ix) the purchase of the Probable Acquisition utilizing proceeds from the June 1997 Common Stock Offering.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the three months ended March 31, 1997 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1997. The following pro forma information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Current Report on Form 8-K/A dated June 9, 1997.

NOTE 2.  PRO FORMA ADJUSTMENTS

A. Purchase of a controlling general partner interest in two partnerships that own two multifamily properties (Terrace Gardens Apartments and Morning View Terrace Apartments) at an agreed-upon value of $25,000 subject to approximately $19,100 of tax-exempt bond financing. In connection with the Terrace Gardens Apartments and Morning View Terrace Apartments transaction, the Company became the sole general partner in the two partnerships that own the properties. Additionally, the other partners received approximately 265,000 limited partnership units in such partnerships in exchange for their $5,900 minority equity interest. In connection with the $19,100 of tax-exempt bond financing and the acquisition of a controlling general partner interest in Terrace Gardens Apartments and Morning View Terrace Apartments, the Company contributed approximately $1,250 to the partnerships which was used to fund capitalizable financing costs, fees and transaction costs.

B. Purchase of the following acquisitions which the Company completed subsequent to March 31, 1997 utilizing $12,000 in borrowings under the Acquisition Facility and $250 in available cash: Algona Distribution Center for $8,750 and the 12.8-acre land parcel located in Lake Forest for $3,500.

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


         Both of these properties were acquired by the Company for development purposes and were not previously operated as rental properties. Accordingly, the accompanying pro forma statements of operations for the year ended December 31, 1996 and the three months March 31, 1997 do not reflect any historical revenue and expenses for these two properties.

C. Repayment of a $7,000 loan payable bearing interest at 8.25% which matured subsequent to March 31, 1997 using $5,000 of proceeds from the issuance of 270,270 shares of Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred Stock") and $2,000 of available cash. The 270,270 shares of Class A Preferred Stock with a par value of $.01 per share were issued pursuant to an agreement to issue up to 1,351,351 shares executed by the Company on December 31, 1996. The preferred stock shares, which will be issued in up to three installments at a price of $18.50 per share (increasing thereafter as specified in the related Prospectus Supplement), are redeemable by the Company in whole or part, five years from the date of issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one-to-one, subject to adjustment under certain circumstances.

D. Issuance of 2,100,000 shares of $.01 par value Common Stock at $21.00 per share resulting in net proceeds totaling $41,590 net of underwriting discounts and commissions and offering expenses. Proceeds from the June 1997 Common Stock Offering were used to repay borrowings under the Acquisition Facility ($12,000) and to reduce the outstanding balance on the Company's revolving line of credit ($11,240).

E. Purchase of the five industrial/distribution parks comprising the AEW/Lincoln Properties completed subsequent to March 31, 1997 for a total consideration of $67,308 utilizing borrowings of $41,625 under the Acquisition Facility and $12,000 under the Company's revolving line of credit together with $10,000 from the issuance of 470,588 shares of Class B Senior Cumulative Convertible Preferred Stock (the "Class B Preferred Stock". - See Note I. Below) and $2,721 in available cash. In connection with the purchases, the

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


         Company received credits through escrow for the assumption of tenant security deposits related to the properties totaling approximately $962. Issuance of 470,588 shares of Class B Preferred Stock with a par value of $.01 per share pursuant to an agreement to issue up to 1,411,765 shares executed by the Company in May 1997. The Class B Preferred Stock shares will be issued in up to three separate issuances at a price of $21.25 per share, are redeemable by the Company in whole or in part, five years from the issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one-to-one, subject to adjustment and other circumstances.

F. Purchase of the Probable Acquisition, the San Diego Distribution Center, for a total consideration of $17,100. The San Diego Distribution Center has not been previously operated as a rental property and will be purchased by the Company for rehabilitation purposes. As a result, the accompanying pro forma consolidated statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 do not reflect any historical revenues and expenses for this property.

G. Revenues and certain expenses of the following industrial properties for the period prior to their acquisition by the Company, (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                              For the Three Months Ended
                                                                    March 31, 1997
                                                 ------------------------------------------------------
                                                  1997 Industrial      Woodland
                                                    Acquisitions     Distribution
                                                                        Center            Total
                                                 ------------------------------------------------------
         Rental income                                $     183         $      60        $     243
         Rental property expense                             59                27               86
                                                 ------------------------------------------------------
                                                      $     124         $      33        $     157
                                                 ======================================================

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


H. Depreciation expense of $79 relating to the purchase of the 1997 Industrial Acquisitions and the Woodland Distribution Center. The depreciation expense relative to the purchase of the 1997 Industrial Acquisitions and the Woodland Distribution Center for the period prior to their acquisition was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:

                                                                   Purchase        Depreciable      Depreciation
                                                                    Price             Basis           Expense
                                                              ------------------------------------------------------
         1997 Industrial Acquisitions
              Algona Warehouse                                     $    9,450        $    7,640       $     11
              Harbor Business Park/Harbor Warner Business
                  Center                                               14,600            12,160             22
         Woodland Distribution Center                                  12,875            10,923             46
                                                                                                     -------------
                                                                                                      $     79
                                                                                                     =============

I. Reduction in interest expense associated with the repayment of a $7,000 loan payable bearing interest at 8.25%, the actual borrowing rate on the loan, completed in April 1997 with proceeds from the issuance of Class A Preferred Stock. (See C above.)

J. Represents the preferred stock dividend requirement of $0.425 per share per quarter related to 270,270 shares of Class A Preferred Stock issued by the Company in April 1997. (See C above.)

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


K. Revenues and certain expenses of Terrace Gardens Apartments and Morning View Terrace Apartments which had rental operations for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                                           For the Three Months Ended
                                                                                 March 31, 1997
                                                              ------------------------------------------------------
                                                               Terrace Gardens    Morning View
                                                                  Apartments         Terrace
                                                                                   Apartments          Total
                                                              ------------------------------------------------------
         Rental income                                             $     370         $     538        $     908
         Rental property expense                                         125               193              318
                                                              ------------------------------------------------------
                                                                   $     245         $     345        $     590
                                                              ======================================================

                                                                            For the Three Years Ended
                                                                                December 31, 1996
                                                              ------------------------------------------------------
                                                               Terrace Gardens    Morning View
                                                                  Apartments         Terrace
                                                                                   Apartments          Total
                                                              ------------------------------------------------------
         Rental income                                            $    1,426        $    2,126       $    3,552
         Rental property expense                                         545               798            1,343
                                                              ------------------------------------------------------
                                                                  $      881        $    1,328       $    2,209
                                                              ======================================================

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


L. Depreciation expense relating to the purchase of Terrace Gardens Apartments and Morning View Terrace Apartments for the period prior to their acquisition, was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:

                                                                           For the Three Months Ended
                                                                                 March 31, 1997
                                                              ------------------------------------------------------
                                                                   Purchase     Depreciable Basis   Depreciation
                                                                    Price                             Expense
                                                              ------------------------------------------------------
         Terrace Garden Apartments                                $    10,000       $     7,950       $     50
         Morning View Terrace Apartments                               15,000            10,109             63
                                                                                                 -------------------
                                                                                                      $    113
                                                                                                 ===================

                                                                               For the Year Ended
                                                                                December 31, 1996
                                                              ------------------------------------------------------
                                                                   Purchase     Depreciable Basis   Depreciation
                                                                    Price                             Expense
                                                              ------------------------------------------------------
         Terrace Garden Apartments                                $    10,000       $     7,950       $    199
         Morning View Terrace Apartments                               15,000            10,109            252
                                                                                                 -------------------
                                                                                                      $    451
                                                                                                 ===================

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


M. Interest expense relating to Terrace Gardens Apartments and Morning View Terrace Apartments, two properties owned by the partnerships in which the Company acquired a controlling general partner interest in June 1997, which are encumbered by tax-exempt bond financing based on the actual interest rate of the specific new borrowings:

                                                                           For the Three Months Ended
                                                                                 March 31, 1997
                                                              ------------------------------------------------------
                                                                                    Interest          Interest
                                                                     Debt             Rate            Expense
                                                              ------------------------------------------------------
         Terrace Garden Apartments                                $     8,100         6.60%           $    133
         Morning View Terrace Apartments                               11,000         6.60%                182
         Amortization of loan fees and costs                                                                19
                                                                                                 -------------------
                                                                                                      $    334
                                                                                                 ===================

                                                                               For the Year Ended
                                                                                December 31, 1996
                                                              ------------------------------------------------------
                                                                                    Interest          Interest
                                                                     Debt             Rate            Expense
                                                              ------------------------------------------------------
         Terrace Garden Apartments                                $     8,100         6.60%           $     535
         Morning View Terrace Apartments                               11,000         6.60%                 726
         Amortization of loan fees and costs                                                                 76
                                                                                                 -------------------
                                                                                                      $   1,337
                                                                                                 ===================

N. Reduction in interest expense associated with the repayment of $11,240 of indebtedness outstanding under the Company's revolving line of credit which bore interest at 7.62% (the actual rate on the line) with proceeds from the June 1997 Common Stock Offering.

O. Represents minority equity interest in earnings of Terrace Gardens Apartments and Morning View Terrace Gardens Apartments, a two multifamily properties owned by two partnerships which will be controlled by the Company. Profits and losses are allocated between the Company and the limited partners based on the relative balances of their respective capital accounts. In connection with these partnerships, the limited partners

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


         are entitled to cash distributions on their limited partnership units to the extent of available cash flow up to an amount on each unit equal to the dividend on the Company's Common Stock.

P. Revenues and certain expenses of the five industrial parks comprising the AEW/Lincoln Properties acquired by the Company in July 1997 for the period prior to acquisition (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                                                  Three Months
                                                                                 Ended March 31,        Year Ended
                                                                                      1997          December 31, 1996
                                                                                --------------------------------------
         Rental income                                                             $       1,732    $       6,811
         Rental property expenses                                                            340            1,332
                                                                                --------------------------------------

                                                                                   $       1,392    $       5,479
                                                                                ======================================


Q. Interest expense associated with the purchase of the AEW/Lincoln Properties based on the actual interest rate of the specific new borrowings:

                                                                           For the Three Months Ended
                                                                                 March 31, 1997
                                                              ------------------------------------------------------
                                                                                    Interest          Interest
                                                                     Debt             Rate            Expense
                                                              ------------------------------------------------------
         Revolving Line of Credit                                 $    12,000         7.25%           $     218
         Acquisition Facility                                          41,625         7.50%                 780
         Amortization of loan and financing costs                                                             7
                                                                                                 -------------------
                                                                                                      $   1,005
                                                                                                 ===================

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)




                                                                               For the Year Ended
                                                                                December 31, 1996
                                                              ------------------------------------------------------
                                                                                    Interest          Interest
                                                                     Debt             Rate            Expense
                                                              ------------------------------------------------------
         Revolving Line of Credit                                 $    12,000         7.25%           $     870
         Acquisition Facility                                          41,625         7.50%               3,121
         Amortization of loan and financing costs                                                            31
                                                                                                 -------------------
                                                                                                      $   4,022
                                                                                                 ===================

         The AEW/Lincoln Properties were financed in July 1997 with borrowings under the Company's revolving line of credit and of the Acquisition Facility. The interest expense on the line of credit borrowings which totaled $12,000 and the Acquisition Facility which totaled $41,625 is calculated for the period indicated at an interest rate of 7.25% (LIBOR + 1.75%) and 7.50% (LIBOR + 2.0%), respectively. The actual rates on the date of the borrowings. A 0.125% change in the interest rate on all of the Company's variable rate debt would increase the Company's pro forma interest expense by $78 for the three months ended March 31, 1997 and $247 for the year ended December 31, 1996.

R. Represents the preferred stock dividend requirement of $.425 per share per quarter related to 470,588 shares of Class B Preferred Stock issued by the Company in July 1997 in connection with the purchase of the AEW/Lincoln Properties. See Note 2.I above.

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


S. Depreciation expense relating to the purchase of the AEW/Lincoln Properties (excluding the San Diego Distribution Center, the Probable Acquisition which was purchased for rehabilitation) for the period prior to their acquisition, was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:

                                                                           For the Three Months Ended
                                                                                 March 31, 1997
                                                              ------------------------------------------------------
                                                                   Purchase     Depreciable Basis   Depreciation
                                                                    Price                             Expense
                                                              ------------------------------------------------------
         AEW/Lincoln Properties                                   $    67,308       $    53,512       $    334
                                                                                                     ===============

                                                                            For the Three Months Ended
                                                                                December 31, 1996
                                                              ------------------------------------------------------
                                                                   Purchase     Depreciable Basis   Depreciation
                                                                    Price                             Expense
                                                              ------------------------------------------------------
         AEW/Lincoln Properties                                   $    67,308       $    53,512       $  1,338
                                                                                                    ================

T. Revenues and certain expenses of the following industrial and multifamily properties for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates), and revenues and certain expenses of the property comprising the Tenant Sale for the period prior to disposal by the Company:

                                             1996                       1997       Woodland
                           Pacific Gulf    Industrial   Other 1996    Industrial  Distribution    Tenant
                           Business Park  Acquisitions Acquisitions  Acquisitions    Center        Sale         Total
                           ---------------------------------------------------------------------------------------------
Rental income
    Industrial properties     $    195     $  3,217     $  1,228     $  2,703      $  1,432     $   (691)    $  8,084
    Multifamily properties           -            -          918            -             -            -          918
                           ---------------------------------------------------------------------------------------------
                                   195        3,217        2,146        2,703         1,432         (691)       9,002
                           ---------------------------------------------------------------------------------------------

Rental property expenses
    Industrial properties           72          809          455          864           160          (32)       2,328
    Multifamily properties           -            -          542            -             -            -          542
                           ---------------------------------------------------------------------------------------------
                                    72          809          997          864           160          (32)       2,870
                           ---------------------------------------------------------------------------------------------

                              $    123     $  2,408     $  1,149     $  1,839      $  1,272     $   (659)    $  6,132
                           =============================================================================================

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


U. Depreciation expense of $1,390 relating to Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions and the Woodland Distribution Center, net of $328 depreciation reduction from the Tenant Sale (the actual depreciation relating to the Tenant Sale during the year ended December 31, 1996). The depreciation expense relating to Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions and the Woodland Distribution Center, for the period prior to their purchase, was computed utilizing the estimated remaining useful lives and depreciable basis of the properties follows:

                                                                   Purchase     Depreciable Basis   Depreciation
                                                                    Price                             Expense
                                                              ------------------------------------------------------
         40-Year Life Property
              Pacific Gulf Business Park                          $     6,800       $     3,009       $       16
              1996 Industrial Acquisitions
                  Eden Landing Commerce Park                            7,300             5,460                -
                  Riverview Industrial Park                             6,442             5,281               66
                  Bay San Marcos Industrial Center                      4,678             2,942               32
                  Escondido Business Center                            10,372             6,523               70
                  Bell Ranch Industrial Park                            3,750             3,000               35
                  North County Business Park                            6,350             3,169               35
                  San Marcos Commerce Center                            2,710             1,871               20
                  Pacific Park                                          6,900             3,001               28
                  La Mirada Business Center                             3,600             2,453               26
              Other 1996 Acquisitions
                  Miramar Business Park                                 7,242             7,242              181
                  Raintree Apartments                                   6,259             4,511              113
              1997 Industrial Acquisitions
                  Algona Warehouse                                      9,450             7,640              191
                  Harbor Business Park/Harbor Warner Business
                       Park                                            14,600            12,160              304
              Woodland Distribution Center                             12,875            10,923              273
                                                                                                 -------------------
                                                                                                      $    1,390
                                                                                                 ===================

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


V. Interest expense of $1,928 relating to Pacific Gulf Business Park, the 1996 Industrial Acquisitions and the Other 1996 Acquisitions, less reduction of interest expense resulting from the Tenant Sale of $567 (the actual interest expense resulting from the Tenant Sale during the year ended December 31, 1996). Interest expense associated with the borrowings used to finance the purchase of Pacific Gulf Business Park and the purchase of the 1996 Industrial Acquisitions and the Other 1996 Acquisitions for the period prior to these acquisitions is based on the actual interest on the related debt, as follows:

                                                                                                 Pro Forma Interest
                                                                                    Interest          Expense
                                                                     Debt             Rate
                                                              ------------------------------------------------------
         Pacific Gulf Business Park                              $      8,000        7.300%         $       124
         1996 Industrial Acquisitions                                  19,475        7.500%                 997
         Other 1996 Acquisitions
              Miramar Business Park                                     7,100        7.125%                 370
              Raintree Apartments                                       6,200        8.400%                 437
                                                                                                 -------------------
                                                                                                      $   1,928
                                                                                                 ===================

W. Reduction in interest expense, resulting from the exchange of the Debentures as of the beginning of the period (including the related amortization of debenture discount and costs of $417 for the year ended December 31, 1996).

X. Represents the weighted average of common shares and common stock equivalents outstanding during the period indicated. Common stock equivalents include stock options which are considered dilutive for purposes of computing primary earnings per common share. Pro forma weighted average common shares include 2,435,581 shares of Common Stock issued by the Company in conjunction with its May 1996 Common Stock Offering, 2,440,002 shares of Common Stock issued as part of the December 1996 Debenture-for-Stock Exchange, 2,300,000 shares issued as part of the January 1997 Common Stock Offering and 2,131,700 shares (including $1,700 shares as part of underwriter overallotment option) issued as part of the June 1997 Common Stock Offering.

                          PACIFIC GULF PROPERTIES INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements

                    For the Three Months Ended March 31, 1997
                      and the Year Ended December 31, 1996
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


Y. Excludes the effect of a $74 nonrecurring gain from the sale of land and buildings comprising the Tenant Sale in August 1996.

Z. Excludes the effect of the loss of $3,596 on the December 31, 1996 Debenture-for-Stock Exchange resulting from the issuance of 180,956 excess common shares at $19.875 per share (the closing price per share on December 26, 1996, the date of the exchange). These shares represent the additional shares issued at the exchange rate of 58 shares of Common Stock per each $1,000 principal amount of Debentures, representing 4.3014 additional shares over the original conversion rate of 53.6986 shares.

                         Report of Independent Auditors


To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Chino Distribution Center, Downey Distribution Center, Fontana Industrial/Distribution Center, Rancho Bernardo Business Center and Warm Springs Industrial Park, five industrial properties to be acquired by Pacific Gulf Properties Inc. from Lincoln Pacific Industrial Fund (collectively referred to as the "AEW/Lincoln Properties) for the year ended December 31, 1996. The statement is the responsibility of AEW/Lincoln Properties' management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of the AEW/Lincoln Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the AEW/Lincoln Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.





Newport Beach, California
June 20, 1997

                             AEW/LINCOLN PROPERTIES

               Combined Statement of Revenues and Certain Expenses


                                                                              Year Ended      Three Months Ended
                                                                             December 31,       March 31, 1997
                                                                                 1996            (Unaudited)
                                                                        ----------------------------------------
     REVENUES
     Rental and other income (Notes 2 and 3)                               $     6,811,000     $     1,732,000

     CERTAIN EXPENSES
     Property operating and maintenance (Note 2)                                   486,000             138,000
     Real estate taxes                                                             601,000             156,000
     Management fees (Note 4)                                                      224,000              54,000
                                                                        ----------------------------------------
     REVENUES IN EXCESS OF CERTAIN EXPENSES                                $     5,500,000     $     1,384,000
                                                                        ========================================


See accompanying notes.

                             AEW/LINCOLN PROPERTIES

          Notes to Combined Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1996 and the
                  Three Months Ended March 31, 1997 (Unaudited)


1. DESCRIPTION OF THE TRANSACTION

Pacific Gulf Properties Inc. (the "Company") has contracted to acquire Chino Distribution Center, Downey Distribution Center, Fontana Industrial/Distribution Center, Rancho Bernardo Business Center and Warm Springs Industrial Park, five industrial properties containing approximately 1,532,000 leasable square feet, located in California (the "AEW/Lincoln Properties"). The Company has entered into an agreement to acquire the Properties from Lincoln Pacific Industrial Fund, an industrial fund controlled by AEW/Lincoln Properties Partnership.

2. BASIS OF PRESENTATION

The combined statement of revenues and certain expenses presents the operations of the AEW/Lincoln Properties, as defined above, for the year ended December 31, 1996 and for the three months ended March 31, 1997 (unaudited). The combined statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the property owner and the cost basis of the Properties have been excluded from the combined statement. The excluded expenses consist primarily of depreciation, interest, and loan fee amortization. Consequently, the revenues in excess of certain expenses as presented in the combined statement are not intended to be a complete presentation of the AEW/Lincoln Properties' revenues and expenses nor is it intended to be comparable to the proposed future operations of the AEW/Lincoln Properties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The AEW/Lincoln Properties are generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenues from leases are recognized on a straight-line basis over the term of the related leases. Cost recoveries from tenants are recognized as income in the period the related costs are accrued.

                             AEW/LINCOLN PROPERTIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement. Actual results could differ from these estimates in the near term.

Tenant Concentration

At December 31, 1996, two tenants leased 10% and 11%, respectively, of the AEW/Lincoln Properties' leasable square footage. The rental revenue earned from these tenants totaled $494,000 and $576,000, respectively, during the year ended December 31, 1996.

4. MANAGEMENT FEES

The AEW/Lincoln Properties are managed by Lincoln Property Company, the managing general partner of the AEW/Lincoln Partnership. Management fees vary from 3% to 4% of total income, as defined, from the properties. For the year ended December 31, 1996 and the three months ended March 31, 1997, the properties paid $224,000 and $54,000, respectively, in management fees.

Lincoln Property Company's role as the property manager of the AEW/Lincoln Properties will terminate upon the Company's acquisition.

5. FUTURE MINIMUM LEASE PAYMENTS

The AEW/Lincoln Properties are leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. The minimum future lease payments to be received under the terms of these operating leases for each of the next five years ending December 31, are as follows:

          1997                                                      $     4,504,000
          1998                                                            3,900,000
          1999                                                            2,853,000
          2000                                                            1,937,000
          2001                                                            1,056,000
          2002 and thereafter                                               246,000